UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Netflix, Inc.

100 Winchester Circle

Los Gatos, California 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2009

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netflix, Inc., a Delaware corporation (the “Company”), will be held on May 28, 2009 at 2:00 p.m. local time at the Company’s corporate headquarters at 100 Winchester Circle, Los Gatos, California 95032, for the following purposes:

1.	To elect two Class I directors to hold office until the 2012 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 31, 2009 can vote at this meeting or any adjournments that may take place.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder entitled to vote at the meeting may vote in person by attending the meeting even if he or she has previously returned a proxy. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the address of the Company’s executive offices noted above.

By order of the Board of Directors

David Hyman
General Counsel and Secretary

April 6, 2009

Los Gatos, California

NETFLIX, INC.

100 Winchester Circle

Los Gatos, California 95032

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The attached proxy is solicited on behalf of the Board of Directors of Netflix, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 28, 2009, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters at 100 Winchester Circle, Los Gatos, California 95032.

We intend to mail this Proxy Statement and accompanying proxy card to stockholders on or about April 22, 2009.

Our principal executive offices are located at 100 Winchester Circle, Los Gatos, California 95032, and our telephone number is (408) 540-3700. Our Internet Web site address is www.netflix.com.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Voting and Solicitation

Only stockholders of record at the close of business on March 31, 2009, referred to as the Record Date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 58,495,014 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted at the Annual Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees and “FOR” all other proposals described in this Proxy Statement. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN,” referred to as the Votes Cast, are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a particular proposal.

The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and dissemination to its employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners, and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at our 2010 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 7, 2009 in order to be included in the Proxy Statement and proxy materials relating to our 2010 Annual Meeting of Stockholders. A stockholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy materials, but that a stockholder intends to present in person at the meeting, must generally be submitted to our Secretary no earlier than February 6, 2010, and no later than March 8, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2009

The proxy statement, notice of Annual Meeting, form of proxy and annual report to stockholders are available at http://ir.netflix.com/annuals.cfm.

You may find our Securities and Exchange Commission (“SEC”) filings, including our annual reports on Form 10-K, on our Investor Relations Web site at http://ir.netflix.com/sec.cfm.

For directions to attend the Annual Meeting in person, visit our Web site at http://ir.netflix.com/annuals.cfm.

Stockholders will be able to obtain copies of the annual meeting materials, including the proxy statement, notice of annual meeting, form of proxy and annual report to stockholders for future annual meetings by visiting http://ir.netflix.com or sending an e-mail to ir@netflix.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Two Class I directors, Richard N. Barton and Charles H. Giancarlo, are to be elected at the Annual Meeting. Mr. Barton has been elected by the Company’s stockholders at previous annual meetings. Mr. Giancarlo has been a director of the Company since April of 2007 but has not previously been subject to stockholder election. Mr. Giancarlo was initially identified by the Nominating and Governance Committee as a candidate for director through his professional activities including his positions with Cisco Systems. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Barton and Giancarlo, each of whom is presently a director of the Company. If either of Messrs. Barton and Giancarlo is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the Board to fill the vacancy, or if no substitute has been nominated, for the remaining nominees. It is not expected that either Messrs. Barton or Giancarlo will be unable to serve as a director, and each has agreed to serve as a director of the Company if elected. The term of office of each director elected at this Annual Meeting will continue until the Annual Meeting of Stockholders held in 2012 or until such director’s successor has been duly elected or appointed and qualified, or until his earlier resignation or removal.

Vote Required; Recommendation of Board

The two candidates receiving the highest number of affirmative Votes Cast will each be elected as Class I directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

Nominee	Age	Principal Occupation
Richard N. Barton	41	Chief Executive Officer and Chairman of the Board of Zillow, Inc.
Charles H. Giancarlo	51	Managing Director, Silver Lake

Richard N. Barton has served as one of the Company’s directors since May 2002. In late 2004, Mr. Barton co-founded Zillow, Inc. where he is now Chief Executive Officer and Chairman of the Board. Additionally, Mr. Barton is a Venture Partner with Benchmark Capital. Previously, Mr. Barton founded Expedia, Inc. in 1994 and was its President, Chief Executive Officer and director from November 1999 to March 2003. Mr. Barton was a director of InterActiveCorp from February 2003 until January 2005. Mr. Barton holds a B.S. in industrial engineering from Stanford University.

Charles H. Giancarlo has served as one of the Company’s directors since April 2007. Currently, Mr. Giancarlo is chairman of the board of directors of Avaya, a leading enterprise communications systems company. Mr. Giancarlo also is a Managing Director at Silver Lake, a private equity firm, where he has served since December 2007. Previously, Mr. Giancarlo held a variety of roles at Cisco Systems, Inc., a provider of Internet Protocol (IP)-based networking and other products related to the communications and information technology industry from 1994 through 2007. Most recently, he was President of Cisco-Linksys, LLC, a position he held since June 2004 and Cisco’s Executive Vice President and Chief Development Officer, a position he held since July 2005. From July 2004 to July 2005, he was Chief Technology Officer. Prior to that, Mr. Giancarlo was Senior Vice President and General Manager of Product Development, from July 2001 to July 2004. He also served as Senior Vice President and General Manager of the Commercial Business Segment from May 1999 to July 2001, managing one of Cisco’s fastest growing business segments. In May 1997, he was appointed to establish Cisco’s Global Alliances and ran the division as Senior Vice President until May 1999. In his first Cisco role after joining the company through the acquisition of Kalpana, Inc., Mr. Giancarlo held the title of Vice

President of Business Development, from December 1994 to May 1997. Mr. Giancarlo holds B.S. and M.S. degrees in electrical engineering from Brown University and the University of California at Berkeley, respectively, and an MBA from Harvard University.

Directors Not Standing For Election and Executive Officers

The members of the Board whose terms or directorships do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting and our executive officers are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Directors
Timothy M. Haley	54	Class II/2010	Managing Director, Redpoint Ventures
Michael N. Schuh	65	Class II/2010	Managing Member, Foundation Capital
Gregory S. Stanger	44	Class II/2010	Investor
A. George (Skip) Battle	65	Class III/2011	Investor
Reed Hastings	48	Class III/2011	Chief Executive Officer, President and Chairman of the Board, Netflix, Inc.
Jay C. Hoag	50	Class III/2011	General Partner, Technology Crossover Ventures
Other Executive Officers
Neil Hunt	47	—	Chief Product Officer, Netflix, Inc.
Leslie Kilgore	43	—	Chief Marketing Officer, Netflix, Inc.
Barry McCarthy	55	—	Chief Financial Officer, Netflix, Inc.
Patty McCord	55	—	Chief Talent Officer, Netflix, Inc.
Ted Sarandos	44	—	Chief Content Officer, Netflix, Inc.

Timothy M. Haley has served as one of the Company’s directors since June 1998. Mr. Haley is a co-founder of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since October 1999. Mr. Haley has been a Managing Director of Institutional Venture Partners, a venture capital firm, since February 1998. From June 1986 to February 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

Michael N. Schuh has served as one of the Company’s directors since February 1999. From August 1998 to the present, Mr. Schuh has served as a Managing Member of Foundation Capital, a venture capital firm. Prior to joining Foundation Capital, Mr. Schuh was a founder and Chief Executive Officer of Intrinsa Corporation, a supplier of productivity solutions for software development organizations from 1994 to 1998. Mr. Schuh serves on the board of directors of several private companies. Mr. Schuh holds a B.S.E.E. from the University of Maryland.

Gregory S. Stanger has served as one of the Company’s directors since June 2005. Mr. Stanger has served as a venture partner at Technology Crossover Ventures, a venture capital firm, since June 2005 and was an executive in residence from December 2003 to June 2005. Mr. Stanger served as Senior Vice President, Chief Financial Officer and director of Expedia, Inc. from February 2002 to September 2003 and as its Chief Financial Officer from October 1999 to September 2003. Before joining Expedia, he served as Senior Director, Corporate Development of Microsoft Corporation and held other positions within Microsoft’s Finance and Corporate Development departments since 1991. Mr. Stanger serves on the board of directors of Drugstore.com, Infovell, Inc. and Global Market Insite, Inc. Mr. Stanger received a B.A. from Williams College and an M.B.A. from the University of California at Berkeley.

A. George (Skip) Battle has served as one of the Company’s directors since June 2005. Mr. Battle was previously Executive Chairman of the Board of Ask Jeeves, Inc. which was acquired by IAC/InterActiveCorp in July 2005. He was Chief Executive Officer of Ask Jeeves from 2000 to 2003. From 1968 until his retirement in

1995, Mr. Battle served in management roles at Arthur Andersen LLP and then Andersen Consulting LLP (now Accenture), where he became worldwide managing partner of market development and a member of the firm’s executive committee. Educated at Dartmouth College and the Stanford Graduate School of Business, Mr. Battle currently serves as Chairman of the Board of Fair Isaac Corporation, a director of Advent Software, Inc. and Expedia, Inc., and a member of the board of the Masters Select family of mutual funds. He was previously a director of PeopleSoft, Inc. and Barra, Inc.

Reed Hastings has served as our Chief Executive Officer since September 1998 and our Chairman of the Board since inception. Mr. Hastings served as Chief Executive Officer of Pure Atria Software, a maker of software development tools, from its inception in October 1991 until it was acquired by Rational Software Corporation, in August 1997. Mr. Hastings holds an M.S.C.S. degree from Stanford University and a B.A. from Bowdoin College.

Jay C. Hoag has served as one of the Company’s directors since June 1999. Since June 1995, Mr. Hoag has served as a founding General Partner at Technology Crossover Ventures, a private equity and venture capital firm. Mr. Hoag serves on the board of directors of Tech Target and several private companies. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

Neil Hunt has served as the Company’s Chief Product Officer since 2002 and as its Vice President Internet Engineering from 1999 to 2002. From 1997 to 1999, Mr. Hunt was Director of Engineering for Rational Software. Mr. Hunt holds a doctorate in computer science from the University of Aberdeen, U.K. and a bachelors degree from the University of Durham, U.K.

Leslie Kilgore has served as the Company’s Chief Marketing Officer (formerly Vice President of Marketing) since March 2000. From February 1999 to March 2000, Ms. Kilgore served as Director of Marketing for Amazon.com, Inc., an Internet retailer. Ms. Kilgore served as a brand manager for The Procter & Gamble Company, a manufacturer and marketer of consumer products, from August 1992 to February 1999. Ms. Kilgore holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania.

Barry McCarthy has served as the Company’s Chief Financial Officer since April 1999 and its Secretary from May 1999 to June 2007. From January 1993 to December 1999, Mr. McCarthy was Senior Vice President and Chief Financial Officer of Music Choice, a music programming service distributed over direct broadcast satellite and cable systems. From June 1990 to December 1992, Mr. McCarthy was Managing Partner of BMP Partners, a financial consulting and advisory firm. From 1982 to 1990, Mr. McCarthy was an Associate, Vice President and Director with Credit Suisse First Boston, an investment banking firm. Mr. McCarthy holds an M.B.A. from The Wharton School of Business at the University of Pennsylvania and a B.A. from Williams College.

Patty McCord has served as the Company’s Chief Talent Officer since 1998. Prior to joining Netflix, Ms. McCord served as Director of Human Resources at Pure Atria, which was acquired by Rational Software Corporation, where she managed all human resources functions and directed all management development programs from 1994 to 1997.

Ted Sarandos has served as the Company’s Chief Content Officer and Vice President of Content since 2000. Prior to joining Netflix, Mr. Sarandos was Vice President of Product and Merchandising for Video City.

There are no family relationships among any of our directors, nominees for director and Executive Officers.

Board Meetings and Committees

The Board held five meetings during 2008. Each Board member attended at least 75% of the aggregate of the Board meetings and meetings of the Board committees on which such director served held in 2008.

As of the date of the Proxy Statement, the Board has four standing committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Nominating and Governance Committee and; (4) the Stock Option Committee.

Compensation Committee

The Compensation Committee of the Board consists of three non-employee directors: Messrs. Battle, Haley (Chair), and Hoag. The Compensation Committee reviews and approves all forms of compensation to be provided to the executive officers and directors of the Company. The Compensation Committee may not delegate these duties. For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee held three meetings in 2008. Each member attended at least 75% of the Compensation Committee meetings in 2008 that were held during the period that the individual served on the Compensation Committee.

The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Haley, Schuh, and Stanger (Chair), each of whom is independent in compliance with the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market as they pertain to audit committee members. The Board has determined that Mr. Stanger is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Act of 1933, as amended.

The Audit Committee engages the Company’s independent registered public accounting firm, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met five times in 2008. Each member attended at least 75% of the Audit Committee meetings in 2008 that were held during the period that the individual served on the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this proxy statement and is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board consists of two non-employee directors, Messrs. Barton and Hoag (Chair). The Nominating and Governance Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire, and reviews and provides guidance to the Board on corporate governance matters. The Nominating and Governance Committee met three times in 2008 and all the meetings were attended by both members.

The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Stock Option Committee

The Stock Option Committee of the Board consists of one employee director: Mr. Hastings. The Stock Option Committee has authority to review and approve the stock options granted to employees pursuant to the Company’s option grant program. The Board has also authorized certain Company officers to review and approve option grants to employees, other than to themselves or directors or executive officers of the Company. The Board retained the power to adjust, eliminate or otherwise modify the Company’s option granting practices, any option allowance or portions thereof not previously granted, including without limitation the monthly option formula.

The Stock Option Committee did not hold meetings in 2008. The Stock Option Committee acts pursuant to powers delegated to it by the Board. The Board has not adopted a written charter for the Stock Option Committee.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

The Compensation Committee consists of Messrs. Haley, Hoag and Battle, none of whom is currently or was formerly an officer or employee of the Company. Neither Mr. Haley nor Mr. Hoag nor Mr. Battle had a relationship with the Company that required disclosure under Item 404 of Regulation S-K. In addition to Messrs. Haley, Hoag and Battle, the Company’s Chief Executive Officer and Chief Talent Officer participated in the executive compensation process as described below in the section entitled “Compensation Discussion and Analysis.”

Director Independence

The Board has determined that each of Messrs. Barton, Battle, Giancarlo, Haley, Hoag, Schuh, and Stanger is independent under the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market; therefore, every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director in accordance with those standards. There were no related party transactions to be considered in the last fiscal year in the determination of the independence of the directors. See “Procedures for Approval of Related Party Transactions” in this Proxy Statement for more information.

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032, Attention: Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through management, current Board members, stockholders or other persons. These candidates are evaluated at periodic meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Communications with the Board

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s Investor Relations Web site at http://ir.netflix.com/governance.cfm.

Policy Regarding Director Attendance at the Annual Meeting

The Company’s policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on the Company’s Investor Relations Web site at http://ir.netflix.com/governance.cfm.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. The Company is submitting its selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 1998. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Board and the Audit Committee at their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2008 and 2007, fees for services provided by KPMG LLP were as follows:

	2008	2007
Audit Fees	$1,791,726	$1,506,074
Tax Fees	216,471	111,910

Total	$2,008,197	$1,617,984

Audit Fees include amounts related to the audit of the Company’s annual financial statements and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

There were no audit related or other fees billed by KPMG LLP for services rendered to the Company, other than the services described above, in 2008 and 2007.

The Audit Committee has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2008 and 2007, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

The affirmative vote of the majority of the Votes Cast is required for ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of March 31, 2009 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers named in the “Summary Executive Compensation” table, and (iv) all executive officers and directors as a group. The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2009 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of the executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 100 Winchester Circle, Los Gatos, CA 95032.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Jay C. Hoag (1)	10,020,935	17.11%
528 Ramona Street
Palo Alto, CA 94301

Entities Related to Technology (2)	9,983,192	17.07%
Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301

FMR LLC (3)	7,590,075	12.98%
82 Devonshire Street
Boston, MA 02109

Reed Hastings (4)	3,766,877	6.25%

AXA Financial, Inc. (5)	3,688,648	6.31%
1290 Avenue of the Americas
New York, NY 10104

Aronson & Johnson & Ortiz, LP (6)	3,057,800	5.23%
230 S. Broad Street, 20th Floor
Philadelphia, PA 19102

Barry McCarthy (7)	648,032	1.10%

Neil Hunt (8)	290,759	*

Leslie Kilgore (9)	271,069	*

Michael N. Schuh (10)	126,952	*
70 Willow Road, Suite 200
Menlo Park, CA 94025

Richard N. Barton (11)	118,236	*

A. George (Skip) Battle (12)	102,236	*

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Gregory S. Stanger (13)	92,120	*

Timothy M. Haley (14)	72,236	*
c/o Redpoint Ventures
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025

Ted Sarandos (15)	69,163	*

Charles H. Giancarlo (16)	45,982	*

Patty McCord (17)	31,198	*

All directors and executive officers as a group (13 persons) (18)	15,655,795	25.27%

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)	Includes options to purchase 57,223 shares held by Jay C. Hoag. Mr. Hoag has the sole dispositive power over the options and the shares to be received upon exercise of such options and the sole voting power and sole investment control over the shares he receives upon exercise of the options. However, TCMI, Inc. holds 100% of the pecuniary interest in such options and the shares to be received upon exercise of such options. Mr. Hoag disclaims beneficial ownership of such shares and options except to the extent of his pecuniary interest therein. Also includes shares held by TCV IV, L.P., TCV IV Strategic Partners, L.P., TCV VI, L.P. and TCV Member Fund, L.P. (collectively, the “TCV Entities”). Please see footnote 2 for a discussion of the ownership of the TCV Entities. Mr. Hoag disclaims beneficial ownership of the shares held by the TCV Entities except to the extent of his pecuniary interest therein.

(2)	All of the shares of the Company’s common stock shown in the preceding table as beneficially owned by entities related to Technology Crossover Ventures are held of record by the TCV Entities and by The Kimball Family Trust Uta Dtd 2/23/94 (the “Kimball Trust”) and The Griffith Family 2004 Trust (the “Griffith Trust”). TCV IV, L.P. is the record holder of 7,733,802 of the Company’s shares. TCV IV Strategic Partners, L.P. is the record holder of 288,385 of the Company’s shares. Technology Crossover Management IV, L.L.C. (“TCM IV”) is the sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (collectively, the “TCV IV Funds”) and has sole voting power and sole investment control over the TCV IV Funds. Mr. Hoag and Richard H. Kimball are Managing Members of TCM IV and have shared voting power and sole investment control over the shares held by the TCV IV Funds. Mr. Hoag, Mr. Kimball and TCM IV disclaim beneficial ownership of the shares held by the TCV IV Funds except to the extent of their pecuniary interest therein.

TCV VI, L.P. is the record holder of 1,926,334 of the Company’s shares. TCV Member Fund, L.P. is the record holder of 15,191 of the Company’s shares. Technology Crossover Management VI, L.L.C. (“TCM VI”) is the general partner of TCV VI, L.P. and a general partner of TCV Member Fund, L.P. TCM VI has sole voting power and sole investment control over the shares held by the shares held by TCV VI, L.P. and TCV Member Fund, L.P. (collectively, the “TCV VI Funds”). Mr. Hoag, a director of the Company and a Class A Member of TCM VI, together with other Class A Members of TCM VI, Mr. Kimball, John L. Drew, Jon Q. Reynolds, Jr., William J.G. Griffith IV and Robert W. Trudeau (collectively, the “TCM Members”), share voting and dispositive power with respect to the shares beneficially owned by the TCV VI Funds. TCM VI and the TCM Members disclaim beneficial ownership of any shares held by the TCV VI Funds except to the extent of their respective pecuniary interests.

The Kimball Trust is the record holder of 15,176 shares. Mr. Kimball is a trustee of the Kimball Trust. Mr. Kimball disclaims beneficial ownership of the shares held by the Kimball Trust except to the extent of his pecuniary interest therein.

The Griffith Trust is the record holder of 4,304 shares. Mr. Griffith is a trustee of the Griffith Trust. Mr. Griffith disclaims beneficial ownership of the shares held by the Griffith Trust except to the extent of his pecuniary interest therein.

(3)	As of December 31, 2008, based on information provided by FMR, LLC in the Schedule 13G/A filed February 17, 2009.

(4)	Includes options to purchase 1,813,292 shares. Mr. Hastings is a trustee of the Hastings-Quillin Family Trust, which is the record holder of 1,953,585 of the Company’s shares.

(5)	As of December 31, 2008, based on information provided by AXA Financial, Inc. in the Schedule 13G filed February 13, 2009.

(6)	As of December 31, 2008, based on information provided by Aronson & Johnson & Ortiz, LP in the Schedule 13G filed February 9, 2009.

(7)	Includes options to purchase 599,740 shares.

(8)	Includes options to purchase 218,228 shares.

(9)	Includes options to purchase 240,017 shares.

(10)	Includes options to purchase 72,236 shares. Mr. Schuh is a trustee of the Michael N. and Mary G. Schuh 1990 Family Trust, which is the record holder of 50,096 of the Company’s shares. Mr. Schuh disclaims beneficial ownership of 10,000 shares held by Mary G. Schuh IRA.

(11)	Includes options to purchase 112,236 shares.

(12)	Includes options to purchase 72,236 shares.

(13)	Includes options to purchase 72,236 shares.

(14)	Includes options to purchase 72,236 shares.

(15)	Includes options to purchase 68,212 shares.

(16)	Includes options to purchase 35,982 shares. Mr. Giancarlo is a trustee of the Giancarlo Family Trust, which is the record holder of 10,000 of the Company’s shares.

(17)	Includes options to purchase 21,426 shares.

(18)	Includes, without duplication, the shares and options listed in footnotes (1), (4) and (7) through (17) above.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The Company’s compensation philosophy, which is the same for its Named Executive Officers and all other salaried employees, is premised on the Company’s desire to attract and retain outstanding performers. As such, the Company aims to provide highly competitive compensation packages for all its key positions, including its Named Executive Officers. The Company’s compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance. Individual compensation is nonetheless linked to Company performance by virtue of the stock options granted by the Company.

In addition, the Company believes that to attract and retain outstanding performers, it must provide a challenging work environment. To this end, the Company strives to maintain a high-performance culture; that is, an environment in which employees excel in articulated performance values. Below is a list of the Company’s articulated performance values (including the explanations of those values provided to employees). The Company evaluates employee performance, including that of the Named Executive Officers, in light of these performance values.

1. Judgment

•	You make wise decisions (people, technical, business, and creative) despite ambiguity
•	You identify root causes, and get beyond treating symptoms
•	You think strategically, and can articulate what you are, and are not, trying to do
•	You smartly separate what must be done well now, and what can be improved later

2. Innovation

•	You re-conceptualize issues to discover practical solutions to hard problems
•	You challenge prevailing assumptions when warranted, and suggest better approaches
•	You create new ideas that prove useful
•	You keep us nimble by minimizing complexity and finding time to simplify

3. Impact

•	You accomplish amazing amounts of important work
•	You demonstrate consistently strong performance so colleagues can rely upon you
•	You focus on great results rather than on process
•	You exhibit bias-to-action, and avoid analysis-paralysis

4. Curiosity

•	You learn rapidly and eagerly
•	You seek to understand our strategy, market, subscribers, and suppliers
•	You are broadly knowledgeable about business, technology and entertainment
•	You contribute effectively outside of your specialty

5. Communication

•	You listen well, instead of reacting fast, so you can better understand
•	You are concise and articulate in speech and writing
•	You treat people with respect independent of their status or disagreement with you
•	You maintain calm poise in stressful situations

6. Courage

•	You say what you think even if it is controversial
•	You make tough decisions without excessive agonizing
•	You take smart risks
•	You question actions inconsistent with our values

7. Honesty

•	You are known for candor and directness
•	You are non-political when you disagree with others
•	You only say things about fellow employees you will say to their face
•	You are quick to admit mistakes

8. Selflessness

•	You seek what is best for Netflix, rather than best for yourself or your group
•	You are ego-less when searching for the best ideas
•	You make time to help colleagues
•	You share information openly and proactively

9. Passion

•	You inspire others with your thirst for excellence
•	You care intensely about Netflix’ success
•	You celebrate wins
•	You are tenacious

Determining Total Compensation

In determining the appropriate level of total compensation for its Named Executive Officers, the Compensation Committee reviews and considers the performance of each Named Executive Officer in light of the Compensation philosophy outlined above. The Committee also evaluates comparative compensation data, which includes salary, equity and other compensation components from similarly situated companies. The Compensation Committee discusses, for each Named Executive Officer, the estimated amount of compensation:

(i)     the Company would be willing pay to retain that person;

(ii)    the Company would have to pay to replace the person; and,

(iii)   the individual could otherwise command in the employment marketplace.

By evaluating the comparative compensation data in light of the foregoing factors, the Company believes it is better able to tailor its compensation determinations with the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual Named Executive Officer.

The Chief Executive Officer and the Chief Talent Officer review the comparative data and discuss the factors listed above for each Named Executive Officer. The Chief Executive Officer then makes recommendations to the Compensation Committee regarding total compensation for each Named Executive Officer. The Compensation Committee reviews and discusses the information and determines the total compensation for each Named Executive Officer as it deems appropriate. Total compensation is expressed in a dollar-denominated amount, but as described below, may be allocated between the two primary elements of the Company’s compensation program, salary and stock options.

In 2008 and 2007, comparative compensation data for helping estimate the three factors listed above for determining total compensation was primarily derived from Compensia, a management consulting firm providing executive compensation advisory services. The Compensation Committee retained Compensia to review the competitiveness of the Company’s executive compensation program and to help the Committee in determining the total compensation for each Named Executive Officer. Examples of this first group include, Monster Worldwide, Netgear and WebMD. The second group consisted of technology companies located in the San Francisco-Bay Area with annual revenues of generally between $700 million to $1.5 billion. Examples of this second group include, JDS Uniphase, Polycom and Sybase.

The Company does not specifically benchmark compensation for its Named Executive Officers in terms of picking a particular percentile relative to other people with similar titles at peer group companies. The Company believes that many subjective factors unique to each Named Executive Officer’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination. Nonetheless, this comparative compensation data is valuable in that it provides the Company with insight into ranges and components of total compensation as well as confirms the reasonableness of the Company’s own compensation decisions.

In previous years, comparative compensation data was collected primarily from the Radford Executive Survey produced by Radford Survey and Consulting as well as from a review by the Company of salary and other compensation information of named executive officers at similarly-situated technology, e-commerce, retail and entertainment companies.

The Chief Executive Officer’s total compensation is determined by the Compensation Committee in executive session without the presence of the Chief Executive Officer. The Committee’s decision regarding total compensation for the Chief Executive Officer is based on the philosophy outlined above as well as the review and data provided by Compensia. The accomplishments of the Chief Executive Officer in developing the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management are also considered.

The Company’s compensation practices, including its performance values, are evaluated on an ongoing basis to determine whether they are appropriate to attract, retain and reward outstanding performers. Such evaluations may result in a refinement of the Company’s articulation of its performance values or a determination that it is appropriate to adjust total compensation or otherwise modify the methods of granting equity incentives. Individual employee performance, including that of our Named Executive Officers, is also evaluated on an ongoing basis. To the extent such performance exceeds or falls short of the Company’s performance values, the Company may take action that includes, in the case of star performers, promotions or increases in total compensation or, in the case of under performers, demotion, a reduction in total compensation or termination.

Elements of Total Compensation

After determining the total compensation amount for each Named Executive Officer by the method described above, the total compensation amount for each individual is divided into the two key elements of salary and stock options. This allocation is made pursuant to the compensation preferences of each Named Executive Officer who, within the parameters of the total compensation, can request a customized combination of salary and stock options. The Compensation Committee retains the authority to adjust these requests. With respect to compensation for 2009 and the previous two years, the Compensation Committee made no adjustments to the requested monthly stock option amounts. The amount of total compensation allocated to salary is considered cash compensation and paid through payroll during the year on a semi-monthly basis. The amount of total compensation allocated to stock options is referred to as the stock option allowance and while it is expressed in a dollar denomination, it is merely used by the Company to calculate the number of stock options to be granted in the manner described below. The stock option allowance amount is not available to the employees as cash compensation, except in instances where severance payments are made and as otherwise set forth in the Executive Severance and Retention Incentive Plan described below.

The Company does not currently provide a program of performance bonuses for its Named Executive Officers. The Company expects all individuals to perform at a level deserving of a bonus and therefore such bonus amounts are taken into consideration in determining total compensation for the Company’s employees.

In 2006, each employee, including the Named Executive Officers, who received stock options as part of his or her compensation package was required to allocate at least 5% of total compensation to stock options. Starting in 2007, all such employees could request any combination of salary and stock options, provided they were not able to receive more than 50% of their total compensation in stock options and the Company (or in the case of the Named Executive Officers, the Compensation Committee) retained the right to adjust the requests or otherwise modify or eliminate the monthly stock option awards. For 2009, the percentage of total compensation that could be requested in stock options increased to 60%. By this method, each Named Executive Officer has the ability prior to the beginning of each calendar year to request his or her preferred mix of compensation elements within the parameters of total compensation. Once the allocation is requested, the Named Executive Officer generally may not make any adjustments or modifications during the calendar year.

After determining the amount of total compensation to be allocated to stock options, the Named Executive Officers receive monthly option grants pursuant to the Company’s monthly option grant program. Under this program, the Named Executive Officers receive, on the first trading day of the month, fully vested options granted at fair market value as reflected by the closing price on the date of the option grant. The number of stock options to be granted monthly will fluctuate based on the fair market value on the date of the option grant. The actual number of options to be granted is determined by the following formula: the monthly dollar amount of the stock option allowance / ([fair market value on the date of option grant] * 0.25). This option granting practice is the same for Named Executive Officers and all other salaried employees. The Company established the foregoing formula in an effort to encourage stock ownership by employees. Under accounting valuation, the dollar value of stock options granted by the Company are appreciably higher than the dollar value of the Stock Option Allowance (please compare “Summary Executive Compensation” table provided in this Proxy Statement with the table listed below). While any valuation of options is inherently subjective, the Company believes that its formula for granting options when compared to the accounting valuation helps encourage stock ownership and therefore serves as an effective vehicle for helping align stockholder interests with the compensation of employees. Furthermore, because the stock options are granted at fair market value on the date of the option grant and are not generally transferable, they are only of value to the recipient through an increase in the market value of the Company’s common stock, thereby linking that element of compensation to Company performance.

As shown in the table below, the Company’s Named Executive Officers receive a significant portion of their total compensation in the form of stock options. The Company believes that equity ownership, including stock and stock options, helps align the interest of the Named Executive Officers with those of the Company’s stockholders and is a good mechanism to link executive compensation to long-term company performance.

In 2008, the salary and stock option components for the Named Executive Officers were allocated as follows (please see the “Summary Executive Compensation” table provided in this Proxy Statement for a complete description of the compensation of the Named Executive Officers in 2008):

NAME AND POSITION	2008 ANNUAL SALARY	2008 ANNUAL STOCK OPTION ALLOWANCE	2008 MONTHLY STOCK OPTION ALLOWANCE
Reed Hastings, Chief Executive Officer and Chairman of the Board	$1,000,000	$1,000,000	$83,333

Neil Hunt, Chief Product Officer	800,000	400,000	33,333

Leslie Kilgore, Chief Marketing Officer	750,000	750,000	62,500

Barry McCarthy, Chief Financial Officer	800,000	600,000	50,000

Ted Sarandos, Chief Content Officer	900,000	100,000	8,333

In 2009, the salary and stock option components for the Named Executive Officers are being allocated as follows:

NAME AND POSITION	2009 ANNUAL SALARY	2009 ANNUAL STOCK OPTION ALLOWANCE	2009 MONTHLY STOCK OPTION ALLOWANCE
Reed Hastings, Chief Executive Officer and Chairman of the Board	$1,000,000	$1,000,000	$83,333

Neil Hunt, Chief Product Officer	800,000	400,000	33,333

Leslie Kilgore, Chief Marketing Officer	750,000	750,000	62,500

Barry McCarthy, Chief Financial Officer	600,000	800,000	66,667

Ted Sarandos, Chief Content Officer	900,000	100,000	8,333

In light of the current economic conditions, the Compensation Committee, at the suggestion of the Company’s Executive Officers, determined that Total Compensation for the Executive Officers for 2009 was to be the same as 2008. In fact, for 2009, the Company has maintained salaries for most of its employees at 2008 levels.

Vested stock options granted before June 30, 2004 can be exercised up to three (3) months following termination of employment. Vested stock options granted after June 30, 2004 and before January 1, 2007 can be exercised up to one (1) year following termination of employment. Vested stock options granted on or after January 1, 2007 can be exercised up to ten (10) years following grant regardless of employment status. The Company believes that this increase in the life of the options enhances the value of such options for each employee and thereby encourages equity ownership in the Company which is helpful in aligning the interests of employees with that of the Company. The Company does not believe that staggered vesting of stock options or early expiration of options following termination has a material impact on retention. The Company believes that creating a high-performance culture and providing highly competitive compensation packages are the critical components for retaining employees, including its Named Executive Officers.

The Company utilizes salary and stock options as its key compensation components in order to be competitive within the marketplace. Similarly situated companies typically offer executive officers an equity component as part of their overall compensation and as such, the Company believes it is important to provide this opportunity to its employees, including the Named Executive Officers. By permitting employees to request a customized combination of salary and stock options, the Company believes it is better able to take into consideration personal compensation preferences and thereby offer a more compelling total compensation package. In addition, offering grants monthly provides employees with a “dollar-cost averaging” approach to the price of their option grants. Option grants made on an infrequent basis are more susceptible to the whims of market timing and fluctuations. By granting options each month, the Company believes it alleviates to a great extent the arbitrariness of option timing and the potential negative employee issues associated with “underwater” options.

In addition to salary and stock options, Named Executive Officers also have the opportunity to participate in the Company’s 401(k) matching program which enables them to receive a dollar-for-dollar Company match of up to 3% of his or her compensation to the 401(k) fund. Each of the Named Executive Officers except for the Chief Executive Officer participated in this program in 2008 and therefore the Company matched the 401(k) contributions as shown in the tables of this Proxy Statement.

The Company also offers employees, including Named Executive Officers, the opportunity to participate in the Company’s Employee Stock Purchase Program (“ESPP”). Each of the Named Executive Officers, except for the Chief Executive Officer, participated in this program in 2008. Under the Company’s ESPP, employees may purchase common stock of the Company through accumulated payroll deductions. The purchase price of the common stock acquired by employees participating in the ESPP is 85% of the closing price on either the first day of the offering period or the last day of the purchase period, whichever is lower. Through May 1, 2006, offering periods were twenty-four months, and the purchase periods were six months. Therefore, each offering period included four six-month purchase periods, and the purchase price for each six-month period was determined by comparing the closing prices on the first day of the offering period and the last day of the applicable purchase period. In this manner, the look-back for determining the purchase price was up to twenty-four months. However, effective May 1, 2006, the ESPP was amended so that the offering and purchase periods take place concurrently in consecutive six month increments. Under the amended ESPP, therefore, the look-back for determining the purchase price is six months.

The Company also maintains a group term life insurance policy for all full-time employees, and a portion of the taxable amounts attributable to each Named Executive Officer is shown in the tables in this Proxy Statement.

Termination-Based Compensation and Change in Control Retention Incentives

The Named Executive Officers are beneficiaries of the Company’s Executive Severance and Retention Incentive Plan. Under this plan, each employee of the Company at the level of Vice President or higher is entitled to a severance benefit upon termination of employment (other than for cause, death or permanent disability) so long as he or she signs a waiver and release of claims and an agreement not to disparage the Company, its directors or its officers in a form reasonably satisfactory to the Company. The severance benefit consists of a lump sum cash payment equal to nine (9) months of base pay and nine (9) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee. The right to receive a severance benefit terminates upon a change in control transaction, so that the beneficiaries of the plan are not entitled to both a change in control benefit as well as a severance benefit.

In lieu of the severance benefit, employees covered by the plan who are employed by the Company on the date of a change in control transaction are entitled to receive a lump sum cash payment equal to twelve (12) months of base pay and twelve (12) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee.

The Company also has a plan for its director level employees that provides those employees who are employed by the Company on the date of a change in control transaction with a lump sum cash payment equal to six (6) months of base pay and six (6) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee. While director level employees are not guaranteed any severance, to the extent any severance is provided, payment associated with the change in control will be in lieu of or otherwise offset against any such severance payment.

The Company believes that it was appropriate to make such payment upon the single-trigger event of a change in control in order to reduce distractions associated with the uncertainty surrounding change in control transactions and to lessen potential conflicts that might otherwise arise when a Company executive must rely on the decisions of the acquiring company for either continued employment or severance.

The benefits owing under the plans are to be paid to the beneficiary by the Company as soon as administratively practicable following the completion of all conditions to the payment, but in no event more than two and one half months following the date of the triggering event. The Company believes that benefits under the Company’s Executive Severance and Retention Incentive Plan are consistent with similar benefits offered to executive officers of similarly situated companies and moreover, the Plan is an important element in advancing the Company’s overall compensation philosophy of attracting and retaining outstanding performers. Each of the terms “base pay,” “cause” and “change in control” are defined in the plan, a copy of which is attached as Exhibit 10.2 to the Company’s Form 8-K filed on July 5, 2005.

Tax Considerations

The Compensation Committee considered the potential impact of Section 162(m) of the Internal Revenue Code on executive officer compensation. Section 162(m) generally disallows a tax deduction for compensation that we pay to our Chief Executive Officer or any of the next three most highly compensated executive officers to the extent that the compensation for any such individual exceeds $1 million in any taxable year. However, this deduction limitation does not apply to compensation that is “performance-based” under 162(m). The Company believes that stock options granted to its executive officers will meet the requirement of being performance-based under Section 162(m). Accordingly, the Committee concluded that Section 162(m) should not materially reduce the tax deductions available to the Company. However, the Committee may from time to time approve compensation that is not deductible under Section 162(m) if it determines that it is in the Company’s best interest to do so.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Summary Executive Compensation

The following summary compensation table sets forth information concerning the compensation paid by the Company to: (i) the Chief Executive Officer (the Company’s principal executive officer), (ii) the Chief Financial Officer (the Company’s principal financial officer), and (iii) the Company’s other named executive officers listed below. We refer to the individuals listed in the table below as the “Named Executive Officers” throughout this Proxy Statement. A description of the method for determining the amount of salary in proportion to total compensation is set forth above in “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)	Option Award ($) (1)	All Other Compensation ($)	Total Compensation ($)
Reed Hastings	2008	$994,231	$1,766,353	$270	$2,760,854	(2)
Chief Executive Officer,	2007	850,000	1,568,307	270	2,418,577	(2)
President, Chairman of the Board	2006	500,000	1,802,842	270	2,303,112	(2)

Neil Hunt	2008	795,000	704,994	7,170	1,507,164	(3)
Chief Product Officer	2007	670,000	608,872	7,020	1,285,892	(4)

Leslie Kilgore	2008	748,077	1,334,546	7,080	2,089,703	(5)
Chief Marketing Officer	2007	700,000	1,291,555	6,930	1,998,485	(6)
	2006	650,000	987,864	15,810	1,653,044	(7)

Barry McCarthy	2008	796,138	1,077,060	7,674	1,880,872	(8)
Chief Financial Officer	2007	699,600	1,144,650	7,164	1,851,414	(9)
	2006	500,000	1,255,936	7,914	1,763,850	(10)

Ted Sarandos	2008	896,538	177,414	13,580	1,087,532	(11)
Chief Content Officer	2007	810,000	166,053	13,430	989,483	(12)

(1)	Dollar amounts in the Option Awards column reflect the compensation expense recognized by the Company for financial statement reporting purposes with respect to stock options during the 2008 fiscal year in accordance with SFAS 123R. The dollar amounts set forth in the Option Awards column are different than the stock option allowance amounts described in the section above entitled “Compensation Discussion and Analysis” because the stock option allowance amounts are reflective of the total compensation amount attributable to stock option grants, not the accounting valuation under SFAS 123R. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation” in the Company’s Form 10-K filed with the Securities and Exchange Commission on February 25, 2009.

(2)	Includes taxable amounts attributable to the employee under our group term life insurance policy.

(3)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(4)	Includes $6,750 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(5)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(6)	Includes $6,750 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(7)	Includes $15,000 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(8)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $774 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(9)	Includes $6,750 representing our matching contribution made under our 401(k) plan and $414 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(10)	Includes $7,500 representing our matching contribution made under our 401(k) plan and $414 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(11)	Includes $6,900 representing our matching contribution made under our 401(k) plan, $180 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy, and $6,500 auto allowance.

(12)	Includes $6,750 representing our matching contribution made under our 401(k) plan, $180 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy, and $6,500 auto allowance.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards made to the Named Executive Officers during 2008. As described above in “Compensation Discussion and Analysis,” the Company grants employees, including the Named Executive Officers, fully vested stock options on a monthly basis. These are the only awards made to the Named Executive Officers. The material terms of these grants, including the formula for determining the number of stock options to be granted, are set forth above in “Compensation Discussion and Analysis.”

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Hastings, Reed	1/2/2008	10,749	$26.35	$132,676
Hastings, Reed	2/1/2008	13,123	25.39	156,077
Hastings, Reed	3/3/2008	10,767	30.94	156,030
Hastings, Reed	4/1/2008	9,127	36.51	146,397
Hastings, Reed	5/1/2008	10,753	31.00	146,448
Hastings, Reed	6/2/2008	10,794	30.89	146,484
Hastings, Reed	7/1/2008	12,291	27.10	144,928
Hastings, Reed	8/1/2008	11,400	29.22	144,937
Hastings, Reed	9/2/2008	10,808	30.84	145,029
Hastings, Reed	10/1/2008	11,096	30.04	149,114
Hastings, Reed	11/3/2008	14,269	23.36	149,114
Hastings, Reed	12/1/2008	15,124	22.04	149,118

Hunt, Neil	1/2/2008	4,173	26.35	51,508
Hunt, Neil	2/1/2008	5,249	25.39	62,428
Hunt, Neil	3/3/2008	4,307	30.94	62,415
Hunt, Neil	4/1/2008	3,651	36.51	58,562
Hunt, Neil	5/1/2008	4,301	31.00	58,577
Hunt, Neil	6/2/2008	4,318	30.89	58,599
Hunt, Neil	7/1/2008	4,916	27.10	57,967
Hunt, Neil	8/1/2008	4,560	29.22	57,975
Hunt, Neil	9/2/2008	4,323	30.84	58,009
Hunt, Neil	10/1/2008	4,439	30.04	59,654
Hunt, Neil	11/3/2008	5,708	23.36	59,650
Hunt, Neil	12/1/2008	6,050	22.04	59,651

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Kilgore, Leslie	1/2/2008	8,852	26.35	109,261
Kilgore, Leslie	2/1/2008	9,843	25.39	117,067
Kilgore, Leslie	3/3/2008	8,075	30.94	117,019
Kilgore, Leslie	4/1/2008	6,846	36.51	109,810
Kilgore, Leslie	5/1/2008	8,065	31.00	109,840
Kilgore, Leslie	6/2/2008	8,096	30.89	109,870
Kilgore, Leslie	7/1/2008	9,218	27.10	108,693
Kilgore, Leslie	8/1/2008	8,550	29.22	108,703
Kilgore, Leslie	9/2/2008	8,106	30.84	108,772
Kilgore, Leslie	10/1/2008	8,322	30.04	111,835
Kilgore, Leslie	11/3/2008	10,702	23.36	111,838
Kilgore, Leslie	12/1/2008	11,343	22.04	111,839

McCarthy, Barry	1/2/2008	7,845	26.35	96,832
McCarthy, Barry	2/1/2008	7,874	25.39	93,649
McCarthy, Barry	3/3/2008	6,460	30.94	93,615
McCarthy, Barry	4/1/2008	5,476	36.51	87,835
McCarthy, Barry	5/1/2008	6,452	31.00	87,872
McCarthy, Barry	6/2/2008	6,477	30.89	87,899
McCarthy, Barry	7/1/2008	7,375	27.10	86,962
McCarthy, Barry	8/1/2008	6,840	29.22	86,962
McCarthy, Barry	9/2/2008	6,485	30.84	87,020
McCarthy, Barry	10/1/2008	6,658	30.04	89,474
McCarthy, Barry	11/3/2008	8,562	23.36	89,475
McCarthy, Barry	12/1/2008	9,074	22.04	89,467

Sarandos, Ted	1/2/2008	1,138	26.35	14,046
Sarandos, Ted	2/1/2008	1,312	25.39	15,604
Sarandos, Ted	3/3/2008	1,077	30.94	15,607
Sarandos, Ted	4/1/2008	913	36.51	14,645
Sarandos, Ted	5/1/2008	1,075	31.00	14,641
Sarandos, Ted	6/2/2008	1,079	30.89	14,643
Sarandos, Ted	7/1/2008	1,229	27.10	14,492
Sarandos, Ted	8/1/2008	1,140	29.22	14,494
Sarandos, Ted	9/2/2008	1,081	30.84	14,506
Sarandos, Ted	10/1/2008	1,110	30.04	14,917
Sarandos, Ted	11/3/2008	1,427	23.36	14,912
Sarandos, Ted	12/1/2008	1,512	22.04	14,908

Outstanding equity awards at December 31, 2008

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date
Hastings, Reed	489,500	$1.50	7/18/2011
Hastings, Reed	200,000	1.50	2/27/2012
Hastings, Reed	15,238	12.38	7/1/2013
Hastings, Reed	15,238	12.48	8/1/2013
Hastings, Reed	15,238	16.83	9/2/2013
Hastings, Reed	15,238	17.26	10/1/2013
Hastings, Reed	15,238	29.23	11/3/2013
Hastings, Reed	15,238	25.35	12/1/2013
Hastings, Reed	15,238	27.42	1/2/2014
Hastings, Reed	15,238	36.37	2/2/2014
Hastings, Reed	15,238	34.75	3/1/2014
Hastings, Reed	15,238	35.36	4/1/2014
Hastings, Reed	15,238	26.90	5/3/2014
Hastings, Reed	15,238	32.60	6/1/2014
Hastings, Reed	12,977	35.95	7/1/2014
Hastings, Reed	23,148	20.16	8/2/2014
Hastings, Reed	32,680	14.27	9/1/2014
Hastings, Reed	28,595	16.33	10/1/2014
Hastings, Reed	49,435	9.43	11/1/2014
Hastings, Reed	41,518	11.25	12/1/2014
Hastings, Reed	39,150	11.92	1/3/2015
Hastings, Reed	40,650	11.48	2/1/2015
Hastings, Reed	43,210	10.79	3/1/2015
Hastings, Reed	43,050	10.83	4/1/2015
Hastings, Reed	40,369	11.57	5/2/2015
Hastings, Reed	32,140	14.50	6/1/2015
Hastings, Reed	20,129	16.55	7/1/2015
Hastings, Reed	17,218	19.34	8/1/2015
Hastings, Reed	15,547	21.45	9/1/2015
Hastings, Reed	12,513	26.64	10/3/2015
Hastings, Reed	12,980	25.68	11/1/2015
Hastings, Reed	12,291	27.11	12/1/2015
Hastings, Reed	12,801	26.05	1/3/2016
Hastings, Reed	12,291	27.11	2/1/2016
Hastings, Reed	12,419	26.85	3/1/2016
Hastings, Reed	11,854	28.13	4/3/2016
Hastings, Reed	11,261	29.60	5/1/2016
Hastings, Reed	11,688	28.51	6/1/2016
Hastings, Reed	12,237	27.24	7/3/2016
Hastings, Reed	16,244	20.50	8/1/2016
Hastings, Reed	16,633	20.02	9/1/2016
Hastings, Reed	14,620	22.81	10/2/2016
Hastings, Reed	12,095	27.55	11/1/2016
Hastings, Reed	11,307	29.46	12/1/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date
Hastings, Reed	10,652	26.61	1/3/2017
Hastings, Reed	12,471	22.73	2/1/2017
Hastings, Reed	12,405	22.83	3/1/2017
Hastings, Reed	12,067	23.48	4/2/2017
Hastings, Reed	12,786	22.15	5/1/2017
Hastings, Reed	13,142	21.57	6/1/2017
Hastings, Reed	14,545	19.48	7/2/2017
Hastings, Reed	16,511	17.16	8/1/2017
Hastings, Reed	15,602	18.14	9/4/2017
Hastings, Reed	13,340	21.22	10/1/2017
Hastings, Reed	10,781	26.29	11/1/2017
Hastings, Reed	11,905	23.78	12/3/2017
Hastings, Reed	10,749	26.35	01/02/18
Hastings, Reed	13,123	25.39	02/01/18
Hastings, Reed	10,767	30.94	3/3/2018
Hastings, Reed	9,127	36.51	4/1/2018
Hastings, Reed	10,753	31.00	5/1/2018
Hastings, Reed	10,794	30.89	6/2/2018
Hastings, Reed	12,291	27.10	7/1/2018
Hastings, Reed	11,400	29.22	8/1/2018
Hastings, Reed	10,808	30.84	9/2/2018
Hastings, Reed	11,096	30.04	10/1/2018
Hastings, Reed	14,269	23.36	11/3/2018
Hastings, Reed	15,124	22.04	12/1/2018

Hunt, Neil	1,332	1.50	1/24/2011
Hunt, Neil	19,912	1.50	2/27/2012
Hunt, Neil	5,000	29.23	11/3/2013
Hunt, Neil	5,000	25.35	12/1/2013
Hunt, Neil	5,000	27.42	1/2/2014
Hunt, Neil	5,000	36.37	2/2/2014
Hunt, Neil	5,000	34.75	3/1/2014
Hunt, Neil	5,000	35.36	4/1/2014
Hunt, Neil	5,000	26.90	5/3/2014
Hunt, Neil	5,000	32.60	6/1/2014
Hunt, Neil	2,317	35.95	7/1/2014
Hunt, Neil	3,441	26.64	10/3/2015
Hunt, Neil	3,570	25.68	11/1/2015
Hunt, Neil	3,380	27.11	12/1/2015
Hunt, Neil	3,520	26.05	1/3/2016
Hunt, Neil	3,380	27.11	2/1/2016
Hunt, Neil	3,415	26.85	3/1/2016
Hunt, Neil	3,260	28.13	4/3/2016
Hunt, Neil	3,097	29.60	5/1/2016
Hunt, Neil	3,214	28.51	6/1/2016
Hunt, Neil	3,365	27.24	7/3/2016
Hunt, Neil	3,326	27.55	11/1/2016
Hunt, Neil	3,109	29.46	12/1/2016
Hunt, Neil	4,135	26.61	1/3/2017

	Option Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date
Hunt, Neil	4,842	22.73	2/1/2017
Hunt, Neil	4,816	22.83	3/1/2017
Hunt, Neil	4,685	23.48	4/2/2017
Hunt, Neil	4,964	22.15	5/1/2017
Hunt, Neil	5,102	21.57	6/1/2017
Hunt, Neil	5,647	19.48	7/2/2017
Hunt, Neil	6,410	17.16	8/1/2017
Hunt, Neil	6,057	18.14	9/4/2017
Hunt, Neil	5,179	21.22	10/01/17
Hunt, Neil	4,186	26.29	11/01/17
Hunt, Neil	4,622	23.78	12/3/2017
Hunt, Neil	4,173	26.35	1/2/2018
Hunt, Neil	5,249	25.39	2/1/2018
Hunt, Neil	4,307	30.94	3/3/2018
Hunt, Neil	3,651	36.51	4/1/2018
Hunt, Neil	4,301	31.00	5/1/2018
Hunt, Neil	4,318	30.89	6/2/2018
Hunt, Neil	4,916	27.10	7/1/2018
Hunt, Neil	4,560	29.22	8/1/2018
Hunt, Neil	4,323	30.84	9/2/2018
Hunt, Neil	4,439	30.04	10/1/2018
Hunt, Neil	5,708	23.36	11/3/2018
Hunt, Neil	6,050	22.04	12/1/2018

Kilgore, Leslie	33,528	1.50	2/27/2012
Kilgore, Leslie	4,762	29.23	11/3/2013
Kilgore, Leslie	4,762	36.37	2/2/2014
Kilgore, Leslie	4,762	34.75	3/1/2014
Kilgore, Leslie	4,762	35.36	4/1/2014
Kilgore, Leslie	4,762	32.60	6/1/2014
Kilgore, Leslie	4,635	35.95	7/1/2014
Kilgore, Leslie	6,760	27.11	12/1/2015
Kilgore, Leslie	6,760	27.11	2/1/2016
Kilgore, Leslie	6,520	28.13	4/3/2016
Kilgore, Leslie	6,194	29.60	5/1/2016
Kilgore, Leslie	6,428	28.51	6/1/2016
Kilgore, Leslie	6,730	27.24	7/3/2016
Kilgore, Leslie	6,652	27.55	11/1/2016
Kilgore, Leslie	6,219	29.46	12/1/2016
Kilgore, Leslie	8,772	26.61	1/3/2017
Kilgore, Leslie	10,270	22.73	2/1/2017
Kilgore, Leslie	10,216	22.83	3/1/2017
Kilgore, Leslie	9,938	23.48	4/2/2017
Kilgore, Leslie	10,529	22.15	5/1/2017
Kilgore, Leslie	10,823	21.57	6/1/2017
Kilgore, Leslie	11,978	19.48	7/2/2017
Kilgore, Leslie	13,598	17.16	8/1/2017
Kilgore, Leslie	12,849	18.14	9/4/2017
Kilgore, Leslie	10,986	21.22	10/1/2017

	Option Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date
Kilgore, Leslie	8,879	26.29	11/1/2017
Kilgore, Leslie	9,804	23.78	12/3/2017
Kilgore, Leslie	8,852	26.35	01/02/18
Kilgore, Leslie	9,843	25.39	02/01/18
Kilgore, Leslie	8,075	30.94	3/3/2018
Kilgore, Leslie	6,846	36.51	4/1/2018
Kilgore, Leslie	8,065	31.00	5/1/2018
Kilgore, Leslie	8,096	30.89	6/2/2018
Kilgore, Leslie	9,218	27.10	7/1/2018
Kilgore, Leslie	8,550	29.22	8/1/2018
Kilgore, Leslie	8,106	30.84	9/2/2018
Kilgore, Leslie	8,322	30.04	10/1/2018
Kilgore, Leslie	10,702	23.36	11/3/2018
Kilgore, Leslie	11,343	22.04	12/1/2018

McCarthy, Barry	2,968	1.50	2/27/2012
McCarthy, Barry	8,334	12.38	7/1/2013
McCarthy, Barry	8,334	12.48	8/1/2013
McCarthy, Barry	8,334	16.83	9/2/2013
McCarthy, Barry	8,334	17.26	10/1/2013
McCarthy, Barry	8,334	29.23	11/3/2013
McCarthy, Barry	8,334	25.35	12/1/2013
McCarthy, Barry	8,334	27.42	1/2/2014
McCarthy, Barry	8,334	36.37	2/2/2014
McCarthy, Barry	8,334	34.75	3/1/2014
McCarthy, Barry	8,334	35.36	4/1/2014
McCarthy, Barry	8,334	26.90	5/3/2014
McCarthy, Barry	8,334	32.60	6/1/2014
McCarthy, Barry	5,098	35.95	7/1/2014
McCarthy, Barry	9,094	20.16	8/2/2014
McCarthy, Barry	12,838	14.27	9/1/2014
McCarthy, Barry	11,234	16.33	10/1/2014
McCarthy, Barry	19,421	9.43	11/1/2014
McCarthy, Barry	16,311	11.25	12/1/2014
McCarthy, Barry	15,380	11.92	1/3/2015
McCarthy, Barry	15,970	11.48	2/1/2015
McCarthy, Barry	15,955	10.79	3/1/2015
McCarthy, Barry	16,913	10.83	4/1/2015
McCarthy, Barry	15,859	11.57	5/2/2015
McCarthy, Barry	12,626	14.50	6/1/2015
McCarthy, Barry	15,097	16.55	7/1/2015
McCarthy, Barry	12,913	19.34	8/1/2015
McCarthy, Barry	11,660	21.45	9/1/2015
McCarthy, Barry	9,384	26.64	10/3/2015
McCarthy, Barry	9,735	25.68	11/1/2015
McCarthy, Barry	9,218	27.11	12/1/2015
McCarthy, Barry	8,961	26.05	1/3/2016
McCarthy, Barry	8,604	27.11	2/1/2016
McCarthy, Barry	8,693	26.85	3/1/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date
McCarthy, Barry	8,298	28.13	4/3/2016
McCarthy, Barry	7,883	29.60	5/1/2016
McCarthy, Barry	8,181	28.51	6/1/2016
McCarthy, Barry	8,566	27.24	7/3/2016
McCarthy, Barry	11,371	20.50	8/1/2016
McCarthy, Barry	11,643	20.02	9/1/2016
McCarthy, Barry	10,234	22.81	10/2/2016
McCarthy, Barry	8,466	27.55	11/1/2016
McCarthy, Barry	7,915	29.46	12/1/2016
McCarthy, Barry	7,774	26.61	01/03/17
McCarthy, Barry	9,102	22.73	02/01/17
McCarthy, Barry	9,054	22.83	03/01/17
McCarthy, Barry	8,807	23.48	04/02/17
McCarthy, Barry	9,332	22.15	05/01/17
McCarthy, Barry	9,592	21.57	06/01/17
McCarthy, Barry	10,616	19.48	07/02/17
McCarthy, Barry	12,051	17.16	08/01/17
McCarthy, Barry	11,388	18.14	09/04/17
McCarthy, Barry	9,736	21.22	10/01/17
McCarthy, Barry	7,869	26.29	11/01/17
McCarthy, Barry	8,689	23.78	12/03/17
McCarthy, Barry	7,845	26.35	01/02/18
McCarthy, Barry	7,874	25.39	02/01/18
McCarthy, Barry	6,460	30.94	03/03/18
McCarthy, Barry	5,476	36.51	04/01/18
McCarthy, Barry	6,452	31.00	05/01/18
McCarthy, Barry	6,477	30.89	06/02/18
McCarthy, Barry	7,375	27.10	07/01/18
McCarthy, Barry	6,840	29.22	08/01/18
McCarthy, Barry	6,485	30.84	09/02/18
McCarthy, Barry	6,658	30.04	10/01/18
McCarthy, Barry	8,562	23.36	11/03/18
McCarthy, Barry	9,074	22.04	12/01/18

Sarandos, Ted	12,790	1.50	2/27/2012
Sarandos, Ted	2,262	29.23	11/3/2013
Sarandos, Ted	2,262	25.35	12/1/2013
Sarandos, Ted	2,262	27.42	1/2/2014
Sarandos, Ted	2,262	36.37	2/2/2014
Sarandos, Ted	2,262	34.75	3/1/2014
Sarandos, Ted	2,262	35.36	4/1/2014
Sarandos, Ted	2,262	26.90	5/3/2014
Sarandos, Ted	2,262	32.60	6/1/2014
Sarandos, Ted	695	35.95	7/1/2014
Sarandos, Ted	1,924	21.45	9/1/2015
Sarandos, Ted	1,548	26.64	10/3/2015
Sarandos, Ted	1,606	25.68	11/1/2015
Sarandos, Ted	1,521	27.11	12/1/2015
Sarandos, Ted	528	26.05	1/3/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Option Exercise Price ($)	Option Expiration Date
Sarandos, Ted	507	27.11	2/1/2016
Sarandos, Ted	512	26.85	3/1/2016
Sarandos, Ted	489	28.13	4/3/2016
Sarandos, Ted	465	29.60	5/1/2016
Sarandos, Ted	482	28.51	6/1/2016
Sarandos, Ted	505	27.24	7/3/2016
Sarandos, Ted	670	20.50	8/1/2016
Sarandos, Ted	686	20.02	9/1/2016
Sarandos, Ted	603	22.81	10/2/2016
Sarandos, Ted	499	27.55	11/1/2016
Sarandos, Ted	466	29.46	12/1/2016
Sarandos, Ted	1,128	26.61	1/3/2017
Sarandos, Ted	1,320	22.73	2/1/2017
Sarandos, Ted	1,313	22.83	03/01/17
Sarandos, Ted	1,278	23.48	04/02/17
Sarandos, Ted	1,354	22.15	05/01/17
Sarandos, Ted	1,391	21.57	06/01/17
Sarandos, Ted	1,540	19.48	07/02/17
Sarandos, Ted	1,748	17.16	08/01/17
Sarandos, Ted	1,652	18.14	09/04/17
Sarandos, Ted	1,412	21.22	10/01/17
Sarandos, Ted	1,142	26.29	11/01/17
Sarandos, Ted	1,261	23.78	12/03/17
Sarandos, Ted	1,138	26.35	01/02/18
Sarandos, Ted	1,312	25.39	02/01/18
Sarandos, Ted	1,077	30.94	03/03/18
Sarandos, Ted	913	36.51	04/01/18
Sarandos, Ted	1,075	31.00	05/01/18
Sarandos, Ted	1,079	30.89	06/02/18
Sarandos, Ted	1,229	27.10	07/01/18
Sarandos, Ted	1,140	29.22	08/01/18
Sarandos, Ted	1,081	30.84	09/02/18
Sarandos, Ted	1,110	30.04	10/01/18
Sarandos, Ted	1,427	23.36	11/03/18
Sarandos, Ted	1,512	22.04	12/01/18

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options during 2008 for each of the Named Executive Officers on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Reed Hastings	168,000	$4,429,220
Barry McCarthy	62,200	1,838,230
Leslie Kilgore	128,372	1,594,258
Neil Hunt	38,526	497,332
Ted Sarandos	0	0

(1)	Dollar value realized on exercise equals the difference between the closing price on the date of exercise date less the exercise price of the option and does not necessarily reflect the sales price of the shares or if a sale was made.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers are beneficiaries of the Company’s Executive Severance and Retention Incentive Plan, as described in more detail above in “Compensation Discussion and Analysis.” The information below reflects the estimated value of the compensation to be paid by the Company to each of the Named Executive Officers in the event of termination or a change in control under the terms of the Executive Severance and Retention Incentive Plan. The amounts shown below assume that termination or change in control was effective as of December 31, 2008. The actual amounts that would be paid can only be determined at the time of the actual triggering event. The right to receive a severance benefit terminates upon a change in control transaction, so that the beneficiaries of the plan are not entitled to both a change in control benefit as well as a severance benefit.

Name	Severance Benefit	Change in Control Benefit
Reed Hastings	$1,500,000	$2,000,000
Barry McCarthy	1,050,000	1,400,000
Leslie Kilgore	1,125,000	1,500,000
Neil Hunt	900,000	1,200,000
Ted Sarandos	750,000	1,000,000

Compensation of Directors

The Company’s directors do not currently receive cash for services they provide as directors or members of Board committees but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Each non-employee Director receives stock options pursuant to the Director Equity Compensation Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee Director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the Company’s 2002 Stock Plan. The actual number of options to be granted is determined by the following formula: $10,000 / ([fair market value on the date of grant] x 0.25). Each monthly grant is made on the first trading day of the month, is fully vested upon grant and is exercisable at a strike price equal to the fair market value on the date of grant. Mr. Barton received options to purchase 100,000 shares of the Company’s common stock upon joining the Board in May 2002, but no other current director was granted options upon joining the Board other than the regular monthly grants.

The following table sets forth information concerning the compensation of the Company’s non-employee directors during 2008.

Names	Option Awards ($) (1)	Total ($)
Richard N. Barton	$214,762	$214,762	(2)
A. George (Skip) Battle	214,762	214,762	(3)
Charles H. Giancarlo	214,762	214,762	(4)
Timothy M. Haley	214,762	214,762	(5)
Jay C. Hoag	214,762	214,762	(6)
Michael N. Schuh	214,762	214,762	(7)
Gregory S. Stanger	214,762	214,762	(8)

(1)	Option awards reflect the monthly grant of stock options to each non-employee director on the dates and at the aggregate grant date fair values, computed in accordance with SFAS 123R, as shown below.

Grant Date	Fair Value
1/2/2008	$18,724
2/1/2008	18,732
3/3/2008	18,723
4/1/2008	17,564
5/1/2008	17,569
6/2/2008	17,574
7/1/2008	17,392
8/1/2008	17,392
9/2/2008	17,404
10/1/2008	17,900
11/3/2008	17,891
12/1/2008	17,895

(2)	Aggregate number of option awards outstanding held by Mr. Barton at 12/31/08 is 130,234.

(3)	Aggregate number of option awards outstanding held by Mr. Battle at 12/31/08 is 68,650.

(4)	Aggregate number of option awards outstanding held by Mr. Giancarlo at 12/31/08 is 32,396.

(5)	Aggregate number of option awards outstanding held by Mr. Haley at 12/31/08 is 68,650.

(6)	Aggregate number of option awards outstanding held by Mr. Hoag at 12/31/08 is 59,635.

(7)	Aggregate number of option awards outstanding held by Mr. Schuh at 12/31/08 is 68,650.

(8)	Aggregate number of option awards outstanding held by Mr. Stanger at 12/31/08 is 68,650.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2008:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)(1)
Equity compensation plans or arrangements approved by security holders	4,675,516	$21.37	5,823,446	(2)(3)
Equity compensation plans or arrangements not approved by security holders	689,500	$1.50	—	(4)

Total	5,365,016	$18.81	5,823,446

(1)	Excludes securities reflected in column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”

(2)	Includes 2,630,931 shares of the Company’s common stock reserved under its 2002 Employee Stock Purchase Plan, as amended, for future issuance.

(3)	The Company’s 2002 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance on the first day of each year equal to the lesser of: (i) 666,666 shares, (ii) 2% of the outstanding shares of the Company’s common stock on such date, or (iii) such other amount as determined by the Board.

(4)	Reflects two grants of stock options made, respectively, on July 18, 2001 and February 27, 2002, to Reed Hastings, the Company’s Chief Executive Officer, President and Chairman of the Board, exercisable for shares of the Company’s common stock pursuant to Stand-Alone Stock Option Agreements. Options are currently fully vested and are exercisable, at a price of $1.50 (adjusted for stock splits), until the earlier of three months following termination of service or ten years from the grant date. The Stand-Alone Stock Option Agreements are filed as Exhibits 10.6 and 10.7, respectively, to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 24, 2002.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documentdisplay.cfm. Any waivers of the Code of Ethics will be posted at that Web site.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2008 all of the Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders were followed in a timely manner, except a report on Form 4 relating to the acquisition of shares by Mr. Schuh on July 31, 2008 was filed late.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee of the Board of Directors
Timothy M. Haley
Jay C. Hoag
A. George (Skip) Battle

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2008 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61, as amended, (AICPA Professional Standard, Vol. 1 AU Section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and the Company, including the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee also reviewed the fees paid to KPMG LLP during the year ended December 31, 2008 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by KPMG LLP were compatible with maintaining its independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee met with KPMG LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of KPMG LLP to audit the Company’s financial statements for the year ending December 31, 2009.

Audit Committee of the Board of Directors
Timothy M. Haley
Michael N. Schuh
Gregory S. Stanger

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Directors and Executive Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Procedures for Approval of Related Party Transactions

The Company has a written policy concerning the review and approval of related party transactions. Potential related party transactions are identified through an internal review process that includes a review of payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Those transactions that are determined to be related party transactions under Item 404 of Regulation S-K issued by the Securities and Exchange Commission are submitted for review by the Audit Committee for approval and to conduct a conflicts-of-interest analysis. The individual identified as the “related party” may not participate in any review or analysis of the related party transaction. No related party transactions were identified in 2008.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations

Netflix, Inc.

100 Winchester Circle

Los Gatos, CA 95032

(408) 540-3700

The Company will promptly, upon written or oral request, deliver a separate copy of its annual report or this Proxy Statement to any stockholder at a shared address to which only a single copy was delivered.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials in the future.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

David Hyman
General Counsel and Secretary

April 6, 2009

Los Gatos, California

FORM OF PROXY

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2009, and hereby appoints Reed Hastings and Barry McCarthy, and each of them, with full power of substitution, as Proxy or Proxies to vote all shares of the Company’s common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on May 28, 2009, and at any adjournments thereof, upon the proposals set forth in this and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

If this proxy is properly executed and returned, this proxy will be voted for the specifications made below or if no direction is made, this proxy will be voted “for” each nominee for Class I director set forth below (item 1), and “for” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (item 2).

Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

1.	To elect two Class I directors to hold office until the 2012 Annual Meeting of Stockholders:

Richard N. Barton

☐	FOR	☐	WITHHELD

Charles H. Giancarlo

☐	FOR	☐	WITHHELD

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009

☐	FOR	☐	AGAINST	☐	ABSTAIN

Mark box at right if an address change or comment has been noted on this card  ☐

This Proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature:	Date:	Signature:	Date: